As filed with the Securities and Exchange Commission on August 5, 2022

Registration No. 333-126701

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SANDY SPRING BANCORP, INC.

(exact name of registrant as specified in its certificate of incorporation)

Maryland	52-1532952
(state or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

17801 Georgia Avenue

Olney, Maryland 20832

(301) 774-6400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

SANDY SPRING BANCORP, INC. 2005 OMNIBUS STOCK PLAN

(Full Title of the Plan)

Aaron M. Kaslow, Esq.

Executive Vice President, Chief Administrative Officer,

General Counsel and Secretary

17801 Georgia Avenue

Olney, Maryland 20832

(301) 774-6400

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies To:

Edward G. Olifer, Esq.

Stephen F. Donahoe, Esq.

Suzanne A. Walker, Esq.

Kilpatrick Townsend & Stockton LLP

607 14th Street, NW, Suite 900

Washington, DC 20005

(202) 508-5800

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

Deregistration of Unissued Shares

Sandy Spring Bancorp, Inc. (the “Company”) is filing this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to deregister certain securities previously registered by the Company pursuant to its Registration Statement on Form S-8 (Registration No. 333-126701) filed with the Securities and Exchange Commission (the “Commission”) on July 19, 2005 (the “Initial Registration Statement”). The Initial Registration Statement registered 1,800,000 shares of the Company’s common stock, par value $1.00 per share, for issuance pursuant to the Sandy Spring Bancorp, Inc. 2005 Omnibus Stock Plan (the “Plan”).

The Plan has terminated in accordance with its terms, and there are no additional shares of Company common stock that can be issued under the Plan. Of the 1,800,000 shares of Company common stock registered under the Initial Registration Statement, 731,729 shares remained available for issuance upon the termination of the Plan and are hereby deregistered.

This Post-Effective Amendment No. 1 to the Initial Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Olney, Maryland on August 4, 2022.

SANDY SPRING BANCORP, INC.

By:	/s/ Daniel J. Schrider
Daniel J. Schrider
President and Chief Executive Officer

No other person is required to sign this Post-Effective Amendment to the Registration Statement in reliance upon Rule 478 of the Securities Act of 1933, as amended.